UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
April 25, 2007
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Letter Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Extension of Employment Agreement of Chief Executive Officer. On April 25, 2007, the Management Development and Compensation Committee of the Board of Directors of Cash America International, Inc. (the “Company”) and Daniel R. Feehan, the Company’s president and chief executive officer, entered into a letter agreement extending the term of the Amended and Restated Executive Employment Agreement dated May 1, 2004 (the “Agreement”) between the Company and Mr. Feehan for an additional one-year renewal term that begins on May 1, 2007. All other provisions of the Agreement will remain unchanged.
     The letter agreement is filed as an exhibit to this report. The Agreement was filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2003. A previous letter agreement dated January 26, 2006 that extended the Agreement term for the one year period from May 1, 2006 through April 30, 2007 was filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2006.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Letter Agreement dated April 25, 2007 extending Amended and Restated Executive Employment Agreement between the Company and Mr. Feehan dated January 21, 2004.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: May 1, 2007	By:	/s/ Thomas A. Bessant, Jr.
Thomas A. Bessant, Jr., Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated April 25, 2007 extending Amended and Restated Executive Employment Agreement between the Company and Mr. Feehan dated January 21, 2004.